UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 25, 2011

VOICE MOBILITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-27387
(Commission File Number)

33-0777819
(IRS Employer Identification No.)

107 – 645 Fort Street, Victoria, British Columbia, Canada V8W 1G2
(Address of principal executive offices and Zip Code)

(250) 978-5051
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On March 4, 2011, we completed our purchase of all of the assets (the “Assets”) of Tagline Communications Inc. (“Tagline”), pursuant to a asset purchase agreement, which is filed as an exhibit to this Form 8-K. In consideration of the purchase of the Assets, we paid $425,000 to Tagline and issued 1,000,000 of our common shares (the “Tagline Shares”) to Tagline at a deemed price of $0.05 per Tagline Share for total deemed consideration of $475,000. Tagline represented that it was not a US person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) and the Tagline Shares were issued in an offshore transaction pursuant to Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended. Tagline is an arm’s length party and there is no material relationship, other than in respect of the purchase of the Assets, between Tagline and any of our affiliates, or any of our directors or officer or any associate of any such directors or officer. The Assets consist of a unified communications platform with customers throughout North America. Tagline offers the following services either individually or as a service bundle: 1-800 numbers, voice recognition, fax to email, auto attendant, web based telephony, and conferencing functionality. Tagline has a historically stable user base of small and medium size business professionals. The life span per user is on average 4 years.

Financial statements of Tagline required by Item 9.01(a) of Form 8-K are not being included with this filing, but will be filed not later than 71 calendar days from the date of the filing of this 8-K, in either an amendment to this 8-K or in our next 10-K filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 4, 2011, we issued a secured non-convertible debenture (the "Debenture") in the amount of $580,000. We used $425,000 of the Debenture proceeds to finance the acquisition of Tagline, as described above under Item 2.01. We used $115,000 of the Debenture proceeds to settle a debt with a secured creditor. The remaining $40,000 will be used for general working capital. The Debenture is repayable on July 1, 2011 and bears interest at the rate of 12% per annum. In the event of default under the Debenture, the interest rate becomes 20% per annum. The Debenture is secured by way of a charge over all of our present and after-acquired property and assets. We issued 1,500,000 common shares (the “Debenture Shares”) as additional consideration for the Debenture financing. The Debenture Shares were issued to a person that represented that it was not a US person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) and the Debenture Shares were issued in an offshore transaction pursuant to Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 2.01 and Item 2.03 is hereby incorporated by reference.

On March 4, 2011, we settled debts in the aggregate of $87,500 by the issuance of 875,000 of our common shares (the “Debt Shares”) at a price of $0.10 per Debt Share. The Debt Shares were issued to a person that represented that it was not a US person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) and the Debt Shares were issued in an offshore transaction pursuant to Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

On February 25, 2011, we issued 632,877 of our common shares (the “Conversion Shares”) to a holder of a convertible debenture dated July 8, 2010, which eliminated all of our obligations under the convertible debenture. The Conversion Shares were issued to a person that represented that it was not a US person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) and the Conversion Shares were issued in an offshore transaction pursuant to Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

Exhibits

10.1	Asset Purchase Agreement between Voice Mobility International, Inc. and Tagline Communications Inc.

10.2	Form of Debenture

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOICE MOBILITY INTERNATIONAL, INC.

By:	/s/ Jay Hutton
Jay Hutton
Chief Executive Officer and Director
Dated: March 11, 2011